Exhibit 99.1
FOR IMMEDIATE RELEASE
October 12, 2021

Origin Bancorp, Inc. Announces Third Quarter 2021 Earnings Release and Conference Call

RUSTON, LA, October 12, 2021 - Origin Bancorp, Inc. (Nasdaq: OBNK) (“Origin”), the financial holding company for Origin Bank, plans to issue third quarter 2021 results after the market closes on Wednesday, October 27, 2021, and hold a conference call to discuss such results on Thursday, October 28, 2021, at 8:00 a.m. Central Time (9:00 am Eastern Time). The conference call will be hosted by Drake Mills, Chairman, President and CEO, Steve Brolly, Chief Financial Officer, and Lance Hall, President and CEO of Origin Bank.

Conference Call and Live Webcast

To participate in the live conference call, please dial (844) 695-5516; International: (412) 902-6750 and request to be joined into the Origin Bancorp, Inc. (OBNK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the Investor Relations, News & Events, Events & Presentations link or directly by visiting https://services.choruscall.com/mediaframe/webcast.html?webcastid=8RDDBYaT.

Conference Call Webcast Archive

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin Bancorp, Inc.

Origin is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912. Deeply rooted in Origin’s history is a culture committed to providing personalized, relationship banking to its clients and communities. Origin provides a broad range of financial services to businesses, municipalities, high net worth individuals and retail clients. Origin currently operates 44 banking centers located from Dallas/Fort Worth and Houston, Texas across North Louisiana and into Mississippi. For more information, visit www.origin.bank.

Contact Information
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank